UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2015

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2015, the Board of Directors (the “Board”) of the Company, on the recommendation of the Compensation Committee, determined the 2015 corporate goals relating to the Company’s annual cash incentive bonus plan (the “Plan”) in which certain employees and executive officers of the Company are eligible to participate. Among our executive officers, currently, only Glen Ibbott, our Interim Chief Financial Officer, is participating in the Plan. None of our directors, including Dr. Geoffrey Cox, our Interim Chief Executive Officer, currently participate in the Plan.

The Plan provides cash bonuses based on the achievement of goals related to individual and corporate performance in 2015. The amount of the cash bonus that any executive officer is eligible to receive is based on a predetermined target percentage of base salary and is subject to the achievement of corporate and individual goals.

Individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of the Company’s corporate goals. The Company’s corporate goals are described below and are weighted from 0-100% in relative allocation. In determining whether the Company’s corporate goals have been achieved, the Compensation Committee may consider any factors and achievements it considers appropriate.

The following is a description and relative weighting of the 2015 corporate goals:

•	Strategic Transactions: The goals relating to strategic transactions, which represent 35% of the 2015 corporate goals, include analyzing, supporting and completing a review of strategic alternatives, and supporting and executing any strategic transactions as determined by the Board.

•	Operational Activities: The goals relating to operational activities, which represent 25% of the 2015 corporate goals, include reviewing and modifying facilities and certain operations consistent with strategic goals, determinations and outcomes.

•	Synthetic Retinoid Program: The goals relating to our synthetic retinoid program, which represent 40% of the 2015 corporate goals, include achieving specific milestones related to the regulatory and clinical development progress for QLT091001, our synthetic retinoid, including evaluating the opportunity for conditional approval with the EMA, completing development studies, regulatory meetings and submissions, and conducting preparation activities for the initiation of a pivotal trial for QLT091001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Dr. Geoffrey Cox
Name:	Dr. Geoffrey Cox
Title:	Interim Chief Executive Officer

Date: April 10, 2015

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